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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Carriage Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
April 19, 2007
Dear Carriage Stockholder:
     I am pleased to invite you to Carriage’s Annual Meeting of Stockholders. The meeting will be held at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Tuesday, May 22, 2007, at 9:00 a.m., Central Daylight Time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.
     At the meeting, you and the other stockholders will elect two directors to Carriage’s Board of Directors and vote on certain other matters discussed in the accompanying Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board.
     We hope you can join us on May 22nd. Whether or not you can attend personally, it is important that your shares are represented at the Meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Sincerely,

MELVIN C. PAYNE
Chairman of the Board,
President and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 22, 2007

     Carriage Services, Inc. will hold its Annual Meeting of Stockholders at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas, 77056, on Tuesday, May 22, 2007, at 9:00 a.m., Central Daylight Time.
     We are holding this meeting:
•	To elect two Class II directors, each to serve for a three-year term expiring at the annual meeting of stockholders in 2010 and until each respective successor is elected and qualified.

•	To approve our 2007 Employee Stock Purchase Plan.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007.

•	To transact such other business as may properly come before the annual meeting or any adjournments thereof.
     Your Board of Directors has selected March 23, 2007, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders as of that date will be available for inspection at our corporate headquarters, 3040 Post Oak Boulevard, Suite 300, Houston, Texas for ten days before the meeting.
     You are cordially invited to attend the meeting. If you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.
     This Proxy Statement, proxy card and Carriage’s 2006 Annual Report to Stockholders are being distributed on or about April 20, 2007.

By Order of the Board of Directors

Joseph Saporito
Executive Vice President, Chief
Financial Officer and Secretary
Houston, Texas
April 19, 2007

i

ii

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	We, the Board of Directors of Carriage Services, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Carriage’s 2007 Annual Meeting of Stockholders. Certain directors, officers and employees of Carriage, American Stock Transfer & Trust Company (“AST”), and Georgeson, Inc. (“Georgeson”) also may solicit proxies on our behalf by mail, phone, fax, or in person.

Q:	Who is paying for this solicitation?

A:	Carriage will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Carriage also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Carriage stock. No additional fee beyond the $950 monthly fee paid to AST to act as Carriage’s transfer agent, together with AST’s out-of-pocket expenses, will be paid to AST. We estimate that Georgeson’s fee will total approximately $10,000 for acting as proxy solicitor in connection with the Meeting.

Q:	What am I voting on?

A:	(1) The election of Vincent D. Foster and Gary L. Forbes to the Board of Directors as Class II directors.

(2) The approval of our 2007 Employee Stock Purchase Plan.

(3) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2007.

Q:	Who can vote?

A:	Stockholders as of the close of business on March 23, 2007 are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and FOR the other proposals described in this Proxy Statement.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR the director nominees and the other proposals.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Carriage and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Carriage to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the Board (which is not currently anticipated). Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	How many shares can vote?

A:	As of the record date, March 23, 2007, Carriage had outstanding 18,913,240 shares of Common Stock. Each share of Common Stock is entitled to one (1) vote.

Q:	What happens if I withhold my vote for the directors?

A:	Because the directors are elected by a plurality of the votes cast at the annual meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:	Can I vote on other matters?

A:	Carriage’s By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:	When are stockholder proposals due for the annual stockholders meeting in 2008?

A:	To be considered for inclusion in the proxy statement for Carriage’s 2008 annual meeting, a stockholder proposal must be received at Carriage’s offices no later than December 1, 2007. A stockholder proposal submitted outside the processes of Rule 14a-8 of the SEC, if received by Carriage after February 15, 2008, will be considered untimely for presentation at Carriage’s 2008 annual meeting of stockholders.

Q:	How do I nominate someone to be a Carriage director?

A:	A stockholder may recommend nominees for director by giving the Secretary a written notice not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. For the annual meeting in 2008, the deadline will be February 22, 2008, based upon this year’s meeting occurring on May 22nd. The notice must include the full name, age, business and residence address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, and the nominee’s written consent to the nomination and to serve, if elected.

Q:	How can I communicate directly with a Carriage director?

A:	Stockholders and other interested parties may contact any member of our Board or Committee thereof via U.S. mail, by addressing any correspondence to the Board, the applicable Committee, the non-management directors as a group or any individual director by either name or title, in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the non-management directors, the Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of the Board, the Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

RECORD DATE AND VOTING SECURITIES
     Only holders of record of the Common Stock at the close of business on March 23, 2007, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On that date, Carriage had outstanding 18,913,240 shares of Common Stock, each of which is entitled to one vote.
     The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. In the absence of a quorum at the Meeting, the Meeting may be adjourned without notice, other than announcement at the Meeting, until a quorum shall be formed.
     With respect to the election of directors, stockholders may vote (a) in favor of the nominees or (b) to withhold votes as to the nominees. If a quorum is present at the Meeting, the nominees for the Class II directors will be elected by a plurality vote. Votes withheld, or abstentions, will be treated as present for purposes of determining a quorum; however, because directors are elected by a plurality, votes withheld will not affect the outcome of the election. With respect to each proposal (and any other matter properly brought before the Meeting), other than the election of the directors, the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Meeting will be required for approval, except as noted below in regards to the adoption of the 2007 Employee Stock Purchase Plan. Abstentions will have the effect of a vote against any of these proposals.
     Under the rules of the New York Stock Exchange (“NYSE”), the proposal to elect the directors and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least fifteen days before the date of the Meeting. In contrast, the proposal to approve the 2007 Employee Stock Purchase Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on this proposal. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, if a quorum is otherwise present and casting a vote for or against the proposal, will have no effect on the outcome of the vote for this proposal.
     To satisfy the NYSE listing requirements, the approval of the 2007 Employee Stock Purchase Plan will require an affirmative vote of a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% of the Common Stock entitled to vote on the proposal.
     All properly signed proxies received prior to the Meeting will be voted in accordance with the choices specified. If no choice has been specified in the proxy, the shares will be voted in favor of all proposals described in this Proxy Statement and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary an instrument revoking it, by signing and delivering to the Secretary a proxy bearing a later date, or by voting in person at the Meeting after giving notice to the Chairman of the Meeting of the stockholder’s intention to vote in person notwithstanding the fact that the stockholder previously delivered a proxy.
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth, as of March 23, 2007, the number of shares beneficially owned and percent of the Common Stock held by: (i) each director and director nominee of Carriage, (ii) the Chief Executive Officer, (iii) the other executive officers named in the Summary Compensation Table set forth under “Executive Compensation”, and (iv) all current executive officers and directors of Carriage as a group. Under the rules of the Securities and Exchange Commission (“SEC”), a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. Each person named in the table below has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

				Percent of
	Common	Stock	Number of Shares	Common
Beneficial Owner	Stock	Options(1)	Beneficially Owned	Stock
Melvin C. Payne	1,045,365	360,000	1,405,365	7.2%
Joe R. Davis	41,188	18,000	59,188	*
Ronald A Erickson (2)	7,000	80,000	87,000	*
Vincent D. Foster	44,856	92,500	137,356	*
Mark F. Wilson (3)	347,621	24,000	371,621	1.9%
Gary L. Forbes(4)	—	—	—	*
Joseph Saporito	182,712	—	182,712	*
George J. Klug	81,114	35,000	116,114	*
Terry E. Sanford	72,188	44,388	116,576	*
W. Clark Harlow(5)	59,344	29,950	89,294	*

All directors and executive officers as a group (9 persons)	1,809,630	683,838	2,565,226	13.1%

*	Indicates less than one percent.

(1)	The ownership of Stock Options shown in the table includes shares which may be acquired within 60 days upon exercise of outstanding stock options granted under our stock option plans. All options are currently 100% vested.

(2)	Mr. Erickson’s holdings include 7,000 shares of Common Stock held by Mr. Erickson’s adult son who lives in his household, David S. Erickson.

(3)	Mr. Wilson’s holdings include 284,363 shares of Common Stock held by the Mark F. Wilson and Anne Pedersen Wilson Living Trust; 31,629 shares of Common Stock held by the Wilson Trust B U/A/D 9/9/77 by Francis Wilson; and 31,629 shares of Common Stock held by the Wilson Trust C U/A/D 9/9/77 by Francis Wilson.

(4)	Mr. Forbes is a new nominee for director at the 2007 annual meeting.

(5)	Mr. Harlow’s holdings include 57,844 shares held directly by Mr. Harlow and 1,500 shares held by the S. A. Harlow Revocable Trust.
Stock Ownership of Certain Beneficial Owners
     As of March 23, 2007, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the above table.

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Common Stock
FMR Corp. (1)	2,757,992	14.1%
82 Devonshire Street Boston, MA 02109

Dimensional Fund Advisors, Inc. (2)	1,559,651	8.0%
1299 Ocean Ave., 11th. Floor Santa Monica, CA 90401

Zazove Associates, LLC (3)(5)	1,365,240	7.0%
940 Southwood Incline Village, NV 89451

First Wilshire Securities Management, Inc. (4)	1,323,140	6.8%
1224 East Green Street, Suite 300 Pasadena, CA 91106

Total	7,006,023	35.8%

(1)	Based solely on schedule 13G filed with the SEC on February 14, 2007.

(2)	Based solely on schedule 13G filed with the SEC on February 8, 2007.

(3)	Based solely on schedule 13G filed with the SEC on February 13, 2007.

(4)	Based solely on schedule 13F filed with the SEC on March 5, 2007.

(5)	Includes the potential conversion of the TIDES convertible preferred securities of Carriage Services Capital Trust, which are convertible into 1,324,840 shares of Common Stock.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
     We currently have five directors on our Board who each serve staggered three-year terms. Mr. Wilson and Mr. Foster are the current Class II directors. Mark F. Wilson, a Class II director, has informed the Board that, for personal reasons, he will not be standing for re-election to the Board at the meeting. Mr. Wilson will continue to serve on our Board until immediately prior to the 2007 Annual Meeting. The Corporate Governance Committee has recommended to our Board of Directors that Gary L. Forbes be nominated to replace Mr. Wilson as a Class II director.
     Therefore, at the Meeting, the stockholders will elect two individuals to serve as Class II directors for a new three-year term expiring on the date of the 2010 annual meeting and until their successors are duly elected and qualified. Our Corporate Governance Committee has also recommended that we nominate Vincent D. Foster for re-election at the Meeting to serve as the Class II director for a new three-year term. Proxies may be voted for the Class II directors. The biography descriptions for Mr. Foster and Mr. Forbes are set forth below.
     We recommend that you vote “FOR” the election of the nominees listed in Proposal No. 1 as Class II Directors. The individuals named as proxies will vote the enclosed proxy “FOR” the election of the nominees unless you direct them to withhold your votes for the nominees.
     You may not cumulate your votes in the election of the directors. You may withhold authority to vote for the nominees for director. If either nominee becomes unable to serve as director before the Meeting (or decides not to serve), the individuals named as proxies will vote FOR such other nominee as we may designate as a replacement or substitute.

     The following table sets forth the name, age and title of the persons who has been nominated for election as Class II directors and our other current directors and executive officers.

Name	Age	Title
Nominees for Class II Directors
(Term expiring at 2010 annual meeting)
Vincent D. Foster(1)(2)(3)	50	Director
Gary L. Forbes	63	Director

Existing Class II Director
(Term expiring at 2007 annual meeting)
Mark F. Wilson	60	Director

Continuing Class I Directors
(Term expiring at 2009 annual meeting)
Melvin C. Payne	64	Chairman of the Board, Chief Executive Officer, President and Director
Joe R. Davis(1)(2)(3)	64	Director

Continuing Class III Director
(Term expiring at 2008 annual meeting)
Ronald A. Erickson(2)(3)	70	Director

Executive Officers who are not Directors
Joseph Saporito	53	Executive Vice President, Chief Financial Officer and Secretary
George J. Klug	62	Senior Vice President of Information Systems and Chief Information Officer
Terry E. Sanford	51	Senior Vice President, Chief Accounting Officer, and Treasurer
W. Clark Harlow	40	Vice President of Corporate Development
J. Bradley Green	34	Vice President of Human Resources and General Counsel

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Corporate Governance Committee
     Messrs. Davis, Foster, Forbes and Erickson are “independent” within the meaning of NYSE’s Corporate Governance Guidelines.
     Set forth below is a brief description of the business experience of the directors and executive officers of our company.
Directors (listed in same order as table set forth above)
     Vincent D. Foster became a director of Carriage in November 1999. Mr. Foster is a Senior Managing Director of Main Street Capital Partners, LLC, which manages two investment funds, Main Street Mezzanine Fund, LP and Main Street Capital II, LP, each of which is a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a venture capital firm, from 1997 through 2002. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster has served as a director of the Houston, Texas chapter of the National Association of Corporate Directors, of which he is a founding member, since July 2002. Mr. Foster is a director of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board of Directors from February 1998 through May 2002. Mr. Foster is also a director of Team, Inc. and serves on its audit committee, and he serves as a director, nonexecutive Chairman of the Board and member of the compensation committee of U.S. Concrete, Inc.

     Gary L. Forbes has been a Senior Vice President of Equus Total Return, Inc., a public investment company, since 1991. Mr. Forbes serves on the boards of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings, and Consolidated Graphics, Inc., a publicly traded commercial printing company. Mr. Forbes is a certified public accountant.
     Mark F. Wilson became a director in January 1997 when CNM merged with Carriage. Mr. Wilson served as the President of CNM from 1988 until its merger with Carriage in January 1997, when he became President of our California operations. CNM owned and operated nine Wilson & Kratzer Funeral Homes and the Rolling Hills Memorial Park Cemetery in Alameda and Contra Costa Counties, California. In connection with the CNM merger, Carriage agreed to increase the Board of Directors by one member and appoint Mr. Wilson as a director. Mr. Wilson served as Senior Vice President of Cemetery Operations for our Western Region from November 2000 until November 2001, at which time Jim Benard became head of our Cemetery Operations, while Mr. Wilson maintained his role as President of our California operations. Mr. Wilson left the Board in 2003 (during which time he maintained Board meeting visitation rights) but was again elected to the Board in 2004. Mr. Wilson also serves on the Board of Directors of Muir Heritage Land Trust, and is a director and member of the compensation committee of Mechanics Bank, Richmond, California. Mr. Wilson’s service as a director will end immediately prior to the 2007 annual meeting.
     Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to that date, he was the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne resumed the additional position of President in December 2000.
     Joe R. Davis has been a director of Carriage since 2003. He has been the Chief Executive Officer and Chairman of the Board of Consolidated Graphics Inc. (“CGX”) since he founded it in 1985. Mr. Davis serves on the Executive Committee of CGX’s Board of Directors.
     Ronald A. Erickson has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of gasoline/convenience stores. He serves as Vice Chairman of the Board and as a director of Gander Mountain Company, a publicly traded company engaged in the sporting goods business. Mr. Erickson is also Chairman of the Board of Bio-E, a non-public bio-technology company.
Executive Officers Who Are Not Directors
     Joseph Saporito has been Executive Vice President, Chief Financial Officer and Secretary of Carriage since December 2004, and served as Senior Vice President, Chief Financial Officer and Secretary since September 2002. Mr. Saporito, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he was a partner of Andersen Worldwide and Arthur Andersen LLP for 15 years and served as Division Head of the Houston Commercial Audit Division.
     George J. Klug has been Senior Vice President of Information Systems and Chief Information Officer of Carriage since May 2002. Before joining Carriage as Vice President of Information Technology in July 2001, Mr. Klug served as Vice President of Information Technology at Allright Corporation from 1997 to 2000. Prior to joining Allright, Mr. Klug served as Vice President of Information Technology for various retail companies, including Oshmans, Sportstown and Zaks.
     Terry E. Sanford is the Senior Vice President, Chief Accounting Officer and Treasurer of Carriage. Having joined the Company in 1997 as the financial controller, Mr. Sanford was promoted to vice president and corporate controller and in 2006 to his current position. His work history prior to joining Carriage included senior financial positions in manufacturing, financial services and consumer products companies and public accounting. Mr. Sanford is a certified public accountant and possesses a BBA in accounting and an MBA in finance.
     W. Clark Harlow is the Vice President of Corporate Development of Carriage. He joined the Company in November 1997 with the acquisition of Forest Lawn/Evergreen Management Company, having served as its chief financial officer since 1991. Mr. Harlow served in various corporate development and financial roles until April 2001 when he was promoted to vice president and treasurer, serving in that role until assuming his current position in 2006.
     J. Bradley Green is the Vice President, Human Resources and General Counsel of Carriage. He joined the Company in October 2006. Prior to joining Carriage, Mr. Green was a litigation attorney, focusing his practice on employment and commercial litigation. From 1998 to 2002, Mr. Green held legal and human resource positions, including General Counsel, at a Fortune 1000 company that had operations in 42 countries. Prior to that, Mr. Green was a litigation attorney at a national law firm, focusing on the field of labor and employment law.
Organization and Committees of the Board
     During 2006, Carriage’s Board met four times and acted by unanimous written consent two additional times. Each of the directors attended all of the meetings of the Board. The functions of the Audit, Compensation and Corporate Governance Committees of the Board, and the number of meetings held during 2006, are described below.
     The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of Carriage’s executive officers and approves grants to all officers and employees under our stock incentive plans. The members of the Compensation Committee are Vincent D. Foster, Chairman, and Joe R. Davis. In 2006, the Compensation Committee held one meeting (and both Committee members were present) and acted by unanimous consent three times. See the report of the Compensation Committee on page 15 of this Proxy Statement.
     The Audit Committee evaluates, appoints and engages Carriage’s independent audit firm and reviews the plan, scope and results of the audit with the auditors and Carriage’s officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of Carriage. The members of the Audit Committee are Vincent D. Foster, Chairman, Joe R. Davis and Ronald A. Erickson. The Audit Committee met six times during 2006. Each member of the Audit Committee was present at all meetings. See the report of the Audit Committee on page 23 of this Proxy Statement.
     The NYSE, upon which our Common Stock is traded, requires that each of its listed companies maintain an independent audit committee. None of the members of our Audit Committee has a relationship with Carriage that may interfere with the exercise of his independence from management or Carriage. No member of our Audit Committee is or has been in the last three years an employee of Carriage or in a business relationship with Carriage. Also, no immediate family member related to a member of our Audit Committee is an executive officer of Carriage or any of its affiliates. See below, under the heading “Corporate Governance Guidelines,” for a specific description of independence which we apply to our independent directors.
     In addition to the independence standard, the NYSE requires that each member of the Audit Committee be financially literate and at least one member must have accounting or related financial management expertise. Each member of our Audit Committee is financially literate. Mr. Foster, the Committee’s financial expert, is a certified public accountant with over 20 years of public accounting experience. Currently, Mr. Foster is a managing director of two small business investment corporations for which he reviews and analyzes financial statements as part of his daily functions.
     The Corporate Governance Committee provides oversight with respect to our corporate governance guidelines, which includes reviewing the structure of the full Board and making recommendations regarding the size of the Board and the number and classification of directors. The Corporate Governance Committee also conducts a search for suitable and qualified candidates to serve as directors when the terms of office are up for election at each year’s annual meeting of stockholders, and submits the names of candidates for such positions for consideration by the Board. The members of the Corporate Governance Committee are Joe R. Davis, Chairman, Vincent D. Foster and Ronald A. Erickson. The Corporate Governance Committee met once in 2006 (and all Committee members were present) and did not take any action by unanimous consent.
Corporate Governance Guidelines
     We have long been committed to integrity, reliability and transparency in our disclosures to the public. In early 2003, before the corporate governance listing standards of the NYSE and adopted regulations of the Securities and Exchange Commission (the “SEC”) became effective, we adopted new charters for our Board committees, a set of corporate governance guidelines, and a code of business conduct and ethics for our directors, officers and employees, and we moved to increase the independence of our Board members. In 2004, following the final release of the NYSE and SEC rules, we amended the committee charters and corporate governance guidelines, and the corporate governance guidelines and the charter for the Corporate Governance Committee were again modified in early 2005. All of these materials as well as our code of business conduct and ethics are accessible through the Investor Relations Section of our website at http://www.carriageservices.com, or you may receive copies without charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.
     Independence. Our corporate governance guidelines require that our Board composition comply with the NYSE rules, including the requirement that a majority of our Board consist of independent directors. Under the NYSE rules, a director qualifies as “independent” if the Board determines that he or she has no material relationship with Carriage (either directly or as a shareholder, partner or officer of an organization that has a relationship with Carriage). Further, under the NYSE guidelines, a director will not be considered independent if:
•	The director is, or in the past three years has been, an employee of Carriage, or has an immediate family member who is or in the past three years has been, an executive officer of Carriage;

•	The director or an immediate family member (other than an immediate family member who is a non-executive employee) receives, or in the past three years has received, more than $100,000 per year in direct compensation from Carriage (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	The director is, or in the past three years has been, affiliated with or employed by, or has an immediate family member who is or in the past three years has been, affiliated with or employed in a professional capacity by a present or former auditor of Carriage;

•	The director is, or in the past three years has been, an executive officer, or has an immediate family member who is, or in the past three years has been, an executive officer of another company where any of Carriage’s present executives serves on that company’s compensation committee; or

•	The director is, or in the past three years has been, an executive officer or an employee, or has an immediate family member who is, or in the past three years has been, an executive officer of another company that makes payments to, or receives payments from, Carriage for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     Our Corporate Governance Committee reviewed our Board composition and determined that three of our current directors, as well as director nominee Mr. Forbes, meet the independence standards set forth above. In addition, all directors serving on our Audit, Compensation and Corporate Governance Committees satisfy these independence requirements.
     Executive Sessions; Lead Director. In accordance with our corporate governance guidelines, the non-management directors meet in executive session at least quarterly, outside of the presence of management directors or other members of management, both with the independent auditors and then without anyone else present. In connection with the 2005 amendments to our corporate governance guidelines, the Board established the position of Lead Director, who is required to be qualified as independent and will be appointed by a majority of the non-management directors. The Lead Director’s role is to facilitate the functioning of the Board independently of management and to enhance the quality of the Board’s governance. The Lead Director is required to be a member of the Corporate Governance Committee and, among other things, will preside at the executive sessions of the non-management directors. In 2005, Mr. Foster, Chairman of the Audit Committee, was first appointed Lead Director and continues to serve in that capacity.
     Board Composition. The Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. Nominees for directorship will be selected by the Corporate Governance Committee in accordance with the policies and principles in its charter. The Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, age, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct our affairs and business. No director may serve on more than five other public company boards or on the audit committee for more than three other public companies. We have not established term limits as we do not wish to risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into our business and operations. However, we have determined that no director may be nominated to a new term if he or she would be age 75 or older at the time of the election.

     The Corporate Governance Committee identifies candidates by asking our current directors and executive officers to notify the Committee if they become aware of individuals who meet the criteria described above. The Corporate Governance Committee also has the authority to engage firms that specialize in identifying director candidates. The Corporate Governance Committee will also consider candidates recommended by stockholders. Once the Corporate Governance Committee has identified a potential candidate, the Committee collects and reviews available information regarding the individual, and if the Committee determines that the candidate warrants further consideration, the Committee Chair or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Corporate Governance Committee will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When the Corporate Governance Committee has completed this process, it tenders its recommendation to the full Board for consideration.
     Board’s Interaction With Stockholders. Our Chief Executive Officer and other corporate officers are responsible for establishing effective communications with our stockholders. It is our policy that management speaks for Carriage. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Joseph Saporito, Executive Vice President and Secretary.
     Board and CEO Evaluation. In 2004, we instituted an annual process for the Board and each Committee to perform self-evaluations. These are conducted through written questionnaires compiled on a confidential basis by the Chairman of the Corporate Governance Committee with summary results presented to the full Board annually. In addition, the Compensation Committee performs an annual evaluation of the Chief Executive Officer’s performance. As part of the long-range planning, the Corporate Governance Committee is charged with evaluating Chief Executive Officer succession, both in the event of emergency and upon retirement.
     Business Conduct and Ethics. Our code of business conduct and ethics requires all of our directors, officers and employees to adhere to certain basic principles to uphold our mission to be the most professional, ethical and highest quality service organization in the death care industry. Our code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve company assets. We do not presently believe that there would be any occasion requiring any changes in or waivers under the code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure. Our code includes specific compliance procedures and a mechanism for reporting violations through our Human Resources Department. You can access our code of business conduct and ethics on our website at http://www.carriageservices.com.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Carriage’s directors and executive officers, and persons who own more than 10% of a registered class of Carriage’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of Carriage on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Carriage with copies of all Forms 3, 4 and 5 they file.
     Based solely on a review of the copies of such reports furnished to Carriage or written representations, Carriage believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 2006.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
     The Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length. The Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of Carriage and our shareholders.
     Other than as described below, since January 1, 2006 there has not been a transaction or series of related transactions to which Carriage was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of out voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
     Mark Wilson is a prior owner of a business that Carriage acquired in 1997. As an incentive, we entered into an arrangement with him to pay him 10% of the amount by which the annual field level cash flow exceeds predetermined targets on certain businesses in his geographic region through 2006, with a final amount payable in 2007 equal to a multiple of six times the average of the last three years’ payments. The business purpose of the arrangement was to incentivize Mr. Wilson to provide Carriage with high quality acquisition targets and to have input in the competitive strategies of those businesses post-acquisition so that cash flows grow over time. The incentives earned by Mr. Wilson totaled approximately $344,000 for 2006 and a final payment of $1,452,000, both of which were paid in the first quarter of 2007.
COMPENSATION DISCUSSION AND ANALYSIS
     Our executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce long-term superior results and maximize return to stockholders. Our Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and benefit plans and employment agreements affecting executive management.
Compensation Program Objectives
     Our executive compensation objectives are to:
•	pay competitive levels of salary and total compensation;

•	reward management for strong Company performance and successful execution of our key business plans and strategies; and

•	align incentives with the long-term interests of the stockholders.
Elements of the Compensation Program
     Our executive compensation program consists of the following basic elements:
•	base salaries;

•	annual cash incentive bonuses;

•	long-term, share-based incentives; and

•	other benefits.
     Allocation of compensation among these elements is designed to provide the appropriate mix of short-term incentives and long-term incentives, and cash compensation and share-based compensation.
Base Salaries
     The base salaries for each of our executive officers are determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive and compensation levels within other companies in the service sector of comparable revenue size. Base salaries for the Named Executive Officers are evaluated at the beginning at each year and adjustments are approved by the Compensation Committee based on their evaluation of individual performance and expected future contributions. The Committee approved a 4.8% increase in Mr. Payne’s base salary, from $415,000 to $435,000, at the beginning of 2007. Base salary increases for the other Named Executive Officers ranged from 5% to 11.8%.
Annual Cash Incentive Bonuses
     The annual cash bonus for each executive is linked to specific financial and operating targets, and specific qualitative criteria established at the beginning of the year and is designed to reward each executive for achieving results.

Of the criteria, 60% are weighted against objective quantitative goals, such as earnings and cash flow, and 40% against subjective qualitative goals. The executives are eligible to receive annual cash bonuses set at a maximum percentage of their base salary times the percent of goals achieved. The following table sets forth the maximum annual cash bonus levels for each Named Executive Officer shown as a percentage of their base salaries for 2007:

Melvin C. Payne	75%
Joseph Saporito	55%
George J. Klug	45%
Terry E. Sanford	30%
W. Clark Harlow	30%
     Mr. Payne’s cash incentive bonus for 2006 totaled $172,000 or 55% of his 2006 maximum potential annual bonus. Mr. Payne’s 2006 incentive bonus was linked to quantitative and qualitative goals approved by the Compensation Committee in February 2006. The quantitative goals had a 75% weighting and the qualitative goals had a 25% weighting. The Company achieved one of three quantitative goals (free cash flow) with a weighting of 30% and Mr. Payne achieved all of the qualitative goals.
Long-Term Share-Based Incentives
     Stock options have not been granted to Named Executive Officers since 2002. Restricted stock was granted to Named Executive Officers and other key employees in 2003, 2005, and 2007. The shares are awarded by the Compensation Committee after consideration of the individual’s performance toward the Company’s recent goals, as well as expected contributions to the long-term success of the Company. The shares vest 25 percent each year beginning one year after the date of the award. The individuals are responsible for the income taxes attributable to the value of the shares. The Compensation Committee believes that this form of equity ownership helps to align the executive’s interests closely with those of the stockholders and incentivizes the executives to contribute to the long-term growth and success of the Company as a whole. Restricted stock grants awarded to the Named Executive Officers on February 13, 2007 were as follows:

	Number of Shares	Value at Grant Date
Melvin C. Payne	40,000	$256,000
Joseph Saporito	25,000	$160,000
George J. Klug	15,000	$96,000
Terry E. Sanford	15,000	$96,000
W. Clark Harlow	10,000	$64,000
Other Benefits and Perquisites
     The Company sponsors a defined contribution 401(K) plan to which we match 100% of the first one percent of the participants’ contributions and 50% of the next five percent of the participants’ contributions. Additionally, the Company sponsors an employee stock purchase plan that provides the participants the ability to purchase Company stock at a discount. The Company’s health and related plans include medical, dental, life and disability coverage. The benefits provided to executive officers are offered through broad-based plans applicable to all employees, except that the Chief Executive Officer is prohibited from participating in the employee stock purchase plan. The Chief Executive Officer was reimbursed for life insurance premiums, the cost of which totaled $18,416 in 2006. Otherwise, the Company provides no other perquisites to the executives.
Outside Consultant
     Based on our relatively straight-forward compensation arrangements and policies, the Compensation Committee set compensation for 2006 without using an outside consultant or any benchmarking statistics. For 2007, the Compensation Committee has engaged an outside consultant to review our compensation levels and practices and to recommend appropriate changes.
Tax and Accounting Considerations
     For compensation in excess of $1 million, Section 162(m) of the Code generally limits our ability to take a federal income tax deduction for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, except for qualified performance-based compensation. Restricted stock awards do not qualify for this exemption. While the Compensation Committee will seek to utilize deductible forms of compensation, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. None of the executive officers reached the deduction limitation in 2006. The Compensation Committee plans to continue to evaluate salary, bonus and stock awards programs relative to the Section 162(m) deduction limitation.
          We adopted SFAS 123R as of January 1, 2006 and, accordingly, expenses the grant-date fair value of equity-based compensation issued to employees, using the modified prospective method in which compensation cost is recognized based (1) on the requirements of SFAS 123R for all share-based payments granted after January 1, 2006 and (2) on the requirements of SFAS 123R for all awards granted to employees prior to January 1, 2006 that remained unvested on January 1, 2006. Once the fair value of each award is determined, it is expensed in the income statement ratably over the vesting period. The Compensation Committee considers the impact of expensing share-based awards when awarding incentives.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion of the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and, as applicable, incorporated by reference to the Company’s proxy or information statement.
Compensation Committee
Vincent D. Foster, Chairman
Joe R. Davis

EXECUTIVE COMPENSATION
Summary Compensation Table
          The following table sets forth information regarding the compensation for the year ended December 31, 2006, with respect to the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers of Carriage whose compensation during 2006 exceeded $100,000 (collectively, the “Named Executive Officers”).

					Non-Equity
Name and				Stock	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus(4)	Awards(1)	Compensation(4)	Compensation(2)	Total
Melvin C. Payne Chairman of the Board, Chief Executive Officer and President	2006	$415,000	$172,000	$144,325	—	$18,416	$749,741

Joseph Saporito Executive Vice President, Chief Financial Officer and Secretary	2006	$285,000	$85,000	$172,638	—		$542,638

George J. Klug Senior Vice President Chief Information Officer	2006	$200,000	$50,000	$62,238	—		$312,238

Terry E. Sanford Senior Vice President, Chief Accounting Officer, and Treasurer	2006	$170,000	$32,500	$26,880	—		$229,380

W. Clark Harlow Vice President of Corporate Development	2006	$160,000	$16,000	$30,623	—		$206,623

Departed Officer					—
James J. Benard(3) Senior Vice President- Sales & Cemetery Operations	2006	$145,272			—	$93,076	$238,348

(1)	Represents the value of the expense in the Company’s 2006 financial statement of Common Stock associated with stock awards to the Named Executive Officer. The value of the award is determined at the time of grant based upon the closing price of a share of Common Stock on the grant date. The Common Stock grants vest 25% per year beginning on the first anniversary of the date of grant.

(2)	Mr. Payne- Reimbursement of life insurance premiums where the Company was not named the beneficiary.

Mr. Benard- Severance

(3)	Mr. Benard resigned in June 2006.

(4)	Amounts earned in connection with the Company’s annual cash incentive program for 2006 are reported in the Bonus column.
Grants of plan-based awards
          No Named Executive Officer received a grant of plan-based awards for or during the year ending December 31, 2006, except for the annual cash incentive program bonuses that are reported in the Bonus column of the Summary Compensation Table. The cash bonuses were earned during the year 2006 and paid during the first quarter of 2007. The annual cash incentive program does not have threshold or target amounts, but only a maximum percentage of the officer’s base salary as discussed in the Compensation Discussion and Analysis section.
Employment Agreements
          Effective November 8, 1999, we entered into an employment agreement with Melvin C. Payne. The employment agreement with Mr. Payne has an initial term of approximately five years with an evergreen two-year extension continuing after the first three years of the employment agreement unless either Carriage or Mr. Payne gives 90 days notice of termination. Pursuant to this agreement, Mr. Payne is entitled to receive a base salary of not less than his current level of $435,000 per year, and a bonus to be determined on an annual basis by the Compensation Committee.
          Carriage is also a party to separate employment agreements with Joseph Saporito and George J. Klug dated effective November 14, 2005 and March 30, 2005, respectively, providing for annual base salaries to them that are currently $300,000 and $210,000, respectively, plus certain benefits including but not limited to eligibility for a year-end bonus based on performance, eligibility for equity grants, and other benefits generally available to employees. Their agreements extend through September 30, 2010 and December 31, 2007, respectively, and each agreement may sooner terminate with no further obligation of Carriage for additional payments upon the death or disability of the employee or his termination from employment for cause.
          In July 2006, James J. Benard resigned his position as Senior Vice President-Sales and Cemetery Operations. The Company is continuing to pay his base salary and benefits through April 2007 as part of his severance agreement.

Outstanding equity awards at fiscal year-end
Option Awards Outstanding at December 31, 2006

		Number of
		Securities	Equity Incentive Plan
	Number of Securities	Underlying	Awards: Number of
	Underlying	Unexercised	Securities Underlying
	Unexercised Options	Options	Unexercised Unearned	Option	Option Expiration
Name	Exercisable	Unexercisable	Options	Exercise Price	Date
Melvin C. Payne(1)	300,000			$1.5625	12/22/2010
	60,000	—	—	$4.7700	02/11/2012
Joseph Saporito	—	—	—	—	—

George J. Klug	15,000			$5.8200	07/27/2011
	20,000	—	—	$4.7700	02/11/2012
Terry E. Sanford	19,388			$2.8750	06/09/2010
	15,000			$1.1875	12/22/2010
	10,000	—	—	$4.7700	02/11/2012

W. Clark Harlow	4,950			$2.8750	06/09/2010
	15,000			$1.1875	12/12/2010
	10,000	—	—	$4.7700	02/11/2012
James J. Benard	—	—	—	—	—

(1)	Mr. Payne’s options expiring on 12/22/2010 were granted at an exercise price that was above the then grant date fair value.
Stock Awards Outstanding at December 31, 2006

				Equity Incentive Plan
			Equity Incentive Plan	Awards: Market or
			Awards: Number of	Payout Value of
	Number of Shares or	Market Value of Shares or	Unearned Shares, Units or	Unearned Shares,
	Units of Stock That Have	Units of Stock That Have	Other Rights That Have Not	Units or Other Rights
Name	Not Vested(2)	Not Vested(1)	Vested	That Have Not Vested
Melvin C. Payne	62,500	$318,125	—	—
Joseph Saporito	83,750	$426,287	—	—
George J. Klug	28,750	$146,338	—	—
Terry E. Sanford	12,000	$61,080	—	—
W. Clark Harlow	14,250	$72,532	—	—
James J. Benard	—	—	—	—

(1)	The closing market value of the stock at the end of 2006 was $5.09 per share.

(2)	The shares vest on the following dates:

Mr. Payne– 17,500 on 1/9/2007 and 15,000 on 2/3/2007, 2/3/2008 and 2/3/2009

Mr. Saporito–25,000 on 1/29/2007 and 1/29/2008; and 11,250 on 2/3/2007, 2/3/ 2008 and 2/3/2009

Mr. Klug–6,250 on 1/9/2007 and 5,625 on 2/3/2007, 2/3/2008 and 2/3/2009

Mr. Sanford–3,000 on 1/9/2007 and 3,000 on 2/3/2007, 2/3/2008 and 2/3/2009

Mr. Harlow-3,000 on 1/9/2007 and 3,750 on 2/3/2007, 2/3/2008 and 2/3/2009

Option exercises and stock vested during 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Melvin C. Payne	—	—	32,500	$160,225
Joseph Saporito	—	—	36,250	$179,925
George J. Klug	—	—	13,750	$67,638
Terry E. Sanford	—	—	6,000	$29,550
W. Clark Harlow	—	—	6,750	$33,175
James J. Benard	22,124	$67,118	17,500	$82,550

(1)	Value realized on vesting is calculated using the closing market price on the date that the shares vested.
Pension Benefits
          Carriage does not sponsor a pension plan.
Nonqualified Defined Contributions and Other Nonqualified Deferred Compensation Plans
          Carriage does not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
          If Mr. Payne is terminated without cause during the term of his employment agreement, he will receive a monthly severance payment until the end of the term as if he had not been terminated plus a proportionate amount of the bonus earned for the year of termination. Such monthly severance payment would be equal to the average monthly amount (including salary and bonus) earned by Mr. Payne during the three calendar years prior to his termination. During the period that Mr. Payne receives the monthly severance payment, he also would be entitled to participate in any employee benefit plans or programs in which he was participating at the time of his termination. In addition, the agreement contains a covenant prohibiting Mr. Payne from competing with Carriage during the period he is receiving compensation under his agreement, provided, however, that following termination of employment, he may elect to forego certain severance payments which he would be entitled to under the employment agreement and thereafter would not be prohibited from competing with us. In addition, the agreement contains customary benefits and perquisites. The amount currently payable to Mr. Payne in the event of either termination or change in control would be $870,000.
          If Messrs. Saporito or Klug are terminated without cause, Carriage is obligated to continue to pay the employee his salary and provide benefits for a period of one year. Each such employee has agreed that for a certain period following the termination of his employment agreement, he will not compete with Carriage and will not induce any employees of Carriage to leave Carriage. In addition, if Carriage undergoes a “Corporate Change” (as defined in our current 2006 Long-Term Incentive Plan) and Messrs. Saporito or Klug leave our employment, then each would be entitled to his salary and benefits for one year. The amounts payable to Messrs. Saporito and Klug as a result of either termination or corporate changes would be $300,000 and $210,000, respectively.

Compensation of directors
          2006 Director Compensation

	Fees Earned
	and	Stock		All other
Name	Paid in Cash(1)	Awards(2)	Option Awards	Compensation(3)	Total
Joe R. Davis	—	$37,195	$14,639	—	$51,834
Vincent D. Foster	$18,725	$44,087	$14,639	—	$77,451
Ronald A. Erickson	$35,739	—	$14,639	—	$50,378
Mark F. Wilson	—	—	$14,639	$1,871,371	$1,886,010

(1)	Messrs. Davis and Foster elected to receive Common Stock totaling 7,760 and 3,889 shares respectively, in lieu of their cash retainer and attendance fees valued at the fair market value of the Common Stock on the date the fees were earned. As the Chairman of the Audit Committee, Mr. Foster received an annual grant of 5,000 shares of Common Stock valued at the grant date fair market value.

(2)	Each director above received a fully vested stock option for 6,000 shares of Common Stock on May 25, 2006 valued at fair value computed in accordance with FAS 123R.

(3)	Mr. Wilson earned $75,000 in salary in 2006 and $1,796,371 under the incentive arrangement described in the “Certain Transactions” section on page 12.
          We compensate our directors through cash payments, including quarterly retainers and meeting attendance fees, and through stock-related incentives. Each independent director is currently entitled to a quarterly retainer of $7,500, increased to $10,000 effective March 6, 2007. Independent directors currently consist of Messrs. Erickson, Foster and Davis. In addition, the Chair of the Audit Committee (who is required to be an independent director, currently Mr. Foster) receives an annual grant of 5,000 fully vested shares of our Common Stock.
          As a general rule, each independent director is entitled to $1,000 for each regular or special meeting of the full Board attended in person, and $500 if attended by phone. In addition, Audit Committee members receive $1,500 for each committee meeting held in person and $1,000 for each such meeting held by phone, except that those amounts are reduced by one-half if the committee meeting occurs on the same day as a full Board meeting. Members of the other committees receive $750 for each committee meeting held in person and $500 for each such meeting held by phone. The amounts are $1,125 and $750, respectively, for the chair of such committees, and no attendance fees are payable for these other committees for a meeting that occurs on the same day as a full Board meeting.
          Independent directors have the ability to elect to receive all or any portion of the cash retainer and attendance fees in shares of our Common Stock, based on the fair market value thereof as of the date the amount is earned. Currently, Mr. Davis receives 100% of his fees in Common Stock, Mr. Foster receives 50%, and Mr. Erickson receives no portion of his fees in Common Stock.
          We also have the ability to issue discretionary options and Common Stock grants under our 2006 Long-Term Incentive Plan. We issued 6,000 fully vested stock options on the day of our 2006 annual stockholder meetings to our directors, except to Mr. Payne, our one director who is an executive officer of Carriage. In accordance with an amendment to the director compensation policy, we expect that Messrs. Foster, Erickson and Davis will each receive a grant of 3,000 shares of Common Stock on the day of the 2007 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
          At December 31, 2006, the members of the Compensation Committee were Vincent D. Foster, Chairman, and Joe R. Davis. No member of the Compensation Committee was an officer or employee of Carriage at any time during 2006.
          During 2006, no executive officer or employee of Carriage served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Carriage.
PROPOSAL NO. 2
APPROVE THE COMPANY’S 2007 EMPLOYEE STOCK PURCHASE PLAN
          Carriage sponsors an employee stock purchase plan, the Carriage Services 1997 Employee Stock Purchase Plan (the “1997 ESPP”). The 1997 ESPP was established with a term of ten years that expires December 31, 2007. The Board of Directors has approved the 2007 Employee Stock Purchase Plan (the “2007 ESPP”) to continue the practice whereby all employees will continue to have the opportunity to purchase Carriage Common Stock though payroll deductions. At the annual meeting, stockholders are being asked to approve the 2007 ESPP. It is the intention of the Company to have the 2007 ESPP qualify under section 423 of the Internal Revenue Code of 1986. The provisions of the 2007 ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the code.
          The purpose of an employee stock purchase plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock at a discount from the prevailing market price through a payroll deduction system. Employee stock purchase plans provide an incentive for employees to acquire or increase their ownership interest in the Company. Management believes that employee stock ownership is one of the guiding principles of the Company and is critical for the Company’s success. Participation is open to all employees, including part-time employees. We believe that participation in the 1997 ESPP Plan has been one of many components that has encouraged employees to view their contribution to the Company from the perspective of an owner.
          A copy of the 2007 ESPP is attached as Appendix A.
Share Availability
          A total of 1,000,000 shares of Common Stock will be available for sale under the 2007 ESPP, subject to adjustment as provided in the 2007 ESPP.
Administration
          The 2007 ESPP may be administered by the Board of Directors, or by a committee appointed by the Board. Currently, the Compensation Committee administers the 1997 ESPP. The Compensation Committee has the full power to adopt, amend and rescind any rules deemed desirable and appropriate to administer the 2007 ESPP.
Eligibility
          All employees, including part-time employees, of the Company and those subsidiaries designated by the Board are eligible to participate in the employee stock purchase plan. An eligible employee, however, may not participate (i) if the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company, taking into account any stock options and stock that may be purchased under the employee stock purchase plan or (ii) if such option would permit the employee to purchase, under all stock purchase plans of the Company, Common Stock with a fair market value of more than $25,000 (determined at the time such options are granted) in any calendar year.

Offering Periods and Purchase Periods
          The 2007 ESPP will be implemented by a series of one-year offering periods (“Offering Periods”) starting on January 1 of each year. Each Offering Period will have four purchase periods (“Purchase Periods) of three months each, starting on January 1, April 1, July 1 and October 1. Employees are allowed to begin participating in the Stock Purchase Plan at the beginning of an Offering Period or at the beginning of a Purchase Period within an Offering Period.
Participation Procedure
          An eligible employee may become a participant by completing a subscription agreement prior to the beginning of a Purchase Period. A participant may elect to have payroll deductions of between 1% and 15% of such participant’s compensation on each payday, which is credited to the participant’s account. No participant, however, may make payroll deductions during any year in excess of $21,250 nor may a participant purchase more than 5,000 shares of Common Stock during any Offering Period. On the last day of each Purchase Period, the amount in each participant’s account is used to purchase shares of Common Stock.
Purchase Price of Shares
          The purchase price for the shares of Common Stock on any purchase date will be the lower of (i) 85% of the fair market value of a share of Common Stock on the beginning date of the annual Offering Period (or the beginning date of the first Purchase Period if the employee entered the Stock Purchase Plan after the beginning of the first Offering Period), or (ii) 85% of the fair market value of a share of Common Stock on the purchase date (i.e. last date of the Purchase Period); provided, however , that for any employee who becomes a participant after the beginning date of the Offering Period, the amount in clause (i) will be the higher of 85% of the fair market value of a share of Common Stock on the beginning date of the Offering Period or the beginning date of the first Purchase Period. The fair market value of a share of Common Stock on a given date will be determined by the Board based on the closing price of the Common Stock on the NYSE for such date as reported in The Wall Street Journal. If the Common Stock is not traded on such date, the price will be determined on the immediately preceding trading date on which there was a closing price.
Delivery of Shares to Participants
          Shares of Common Stock purchased with a participant’s payroll deductions will issued to the participant as promptly as practicable after each purchase date. Delivery may be made by direct deposit into a book entry account or brokerage account in the name of the participant.
Termination of Employment
          Upon a participant’s termination of employment for any reason including death or disability, participation in the Stock Purchase Plan ceases and all amounts credited to the participant’s account will be immediately distributed to the participant or in the event of the participant’s death, the participant’s beneficiary.
Voluntary Withdrawal
          A participant may voluntarily withdraw all contributions credited to his or her account at any time prior to two business days prior to the last day of a Purchase Period. Should a participant voluntarily withdraw during an Offering Period, the participant will not be eligible to participate in the Stock Purchase Plan until the next Offering Period.
Transferability
          No interest in the 2007 ESPP or in payroll deductions credited to a participant’s account may be transferred or assigned by a participant except by will or the laws of descent and distribution.
Equitable Adjustments
          The maximum number of shares of Common Stock that may be issued under the 2007 ESPP are subject to adjustment in the event of stock dividends, stock splits, combinations or reclassification of shares, reverse stock splits, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, provided that no adjustment will be made upon conversion of any convertible securities of the Company. In the event of a merger of the Company with another corporation, each option under the 2007 ESPP will be either assumed or substituted by the successor corporation, provided that the Board of Directors retains the sole discretion to shorten any Purchase Period in lieu of such assumption or substitution.
Plan Amendment or Termination
          The Board may at any time terminate or amend the 2007 ESPP; provided, however no such termination may affect options previously granted nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant.
Federal Income Tax Consequences
          The 2007 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423(a) of the Internal Revenue Code of 1986. This section provides that participants do not realize any income at the date of grant or at the time of receipt of the shares and that such income is postponed until they dispose of the shares. The tax consequences to participants upon disposition is dependent upon the variables determining the option price, the sale price, and the holding period.
          The Company is entitled to a deduction under Section 162(m) of the Internal Revenue Code only to the extent that ordinary income is realized by the participant as a result of disqualifying dispositions.
We recommend that you vote “FOR” this Proposal No. 2 to approve the 2007 Employee Stock Purchase Plan.
PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed KPMG LLP as Carriage’s independent registered public accountants for the year ending December 31, 2007, and has further directed that management submit the selection of the independent registered accountants for your ratification at the Meeting. KPMG LLP has audited Carriage’s financial statements since 2002. Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
          Stockholder ratification of the appointment of KPMG LLP as Carriage’s independent registered public accountants is not required by Delaware law or our By-laws. If Carriage’s stockholders fail to ratify the selection, we will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if we feel that such a change would be in the best interests of Carriage and its stockholders. The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy at the Meeting will be required to ratify the selection of KPMG LLP.
We recommend that you vote “FOR” this Proposal No. 3 to ratify the selection of KPMG LLP.
AUDIT COMMITTEE REPORT
          As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of Carriage’s financial statements. In keeping with this goal, the Audit Committee operates according to a written charter approved by the Board of Directors. A new charter was adopted in 2003 and amended in 2004. A copy of the amended charter was included as Appendix A to the proxy statement for the 2004 annual meeting.
Review and Discussions
          The Audit Committee has reviewed and discussed Carriage’s audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard Nos. 61 and 90. Additionally, the Audit Committee has received the written disclosures and the letter from the independent auditors at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.
          In an effort to maintain the auditor’s independence, the Audit Committee considers whether KPMG LLP’s rendering of non-audit services is compatible with maintaining its independence. No non-audit services were approved or rendered during 2006.
Audit Fees
          The fees billed for services by KPMG LLP during 2005 and 2006 related to the audits of the annual consolidated financial statements and internal controls over financial reporting and reviews of quarterly financial statements filed in the reports on Form 10-Q totaled $630,000 and $750,000, respectively.
Audit-Related Fees
          KPMG LLP billed Carriage $121,000 for audit-related services during 2005 which were primarily related to services rendered in connection with our senior notes offering. There were no fees billed to Carriage by KPMG LLP for audit-related services during 2006.
Tax Fees
          There were no fees billed to Carriage by KPMG LLP for tax services during 2005 and 2006.
All Other Fees
          There were no fees billed to Carriage by KPMG LLP during 2005 and 2006 for any other professional services.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
          As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent audit firm in order to assure that the provision of such services does not impair the audit firm’s independence. If a type of service to be provided by the independent audit firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.
Recommendation to Include Audited Financial Statements in Annual Report
          Based on the Audit Committee’s discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, with the SEC.
Audit Committee
Vincent D. Foster, Chairman
Ronald A. Erickson
Joe R. Davis
OTHER BUSINESS
          Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER’S PROPOSALS
     Proposals of stockholders intended to be presented at the next annual meeting of stockholders and included in our proxy statement for that meeting, and which are otherwise eligible, must be received by the Secretary of Carriage (at the address indicated on the first page of this Proxy Statement) no later than December 1, 2007, to be included in Carriage’s proxy material and form of proxy relating to that meeting. A stockholder proposal not intended to be included in Carriage’s proxy statement but intended to be presented at Carriage’s next annual meeting of stockholders will be considered untimely and not considered at that meeting if received by us after February 15, 2008.
ADDITIONAL INFORMATION
Annual Report
     The Annual Report to Stockholders for the year ended December 31, 2006 is being mailed to all stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the proxy soliciting materials. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, are available without charge to stockholders through the Investor Relations Section of our website at http://www.carriageservices.com or upon request to Joseph Saporito, Executive Vice President and Secretary, Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.
Number of Proxy Statements and Annual Reports
     Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting stockholder.
     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

Houston, Texas
April 19, 2007

APPENDIX A
CARRIAGE SERVICES, INC. 2007
EMPLOYEE STOCK PURCHASE PLAN
1.	Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.
a)	“Board” shall mean the Board of Directors of the Company.

b)	“Code” shall mean the Internal Revenue Code of 1986, as amended. c) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

d)	“Company” shall mean Carriage Services, Inc., a Delaware corporation.

e)	“Compensation” shall mean all regular straight time gross earnings, overtime, bonuses, incentive pay and commissions.

f)	“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

h)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as to which their Employees are eligible to participate in the Plan.

i)	“Employee” shall mean any person, including an Officer, who is employed by the Company or one of its Designated Subsidiaries.

j)	“Entry Date” shall mean the date an Employee commences participation in the Plan during an Offering Period. Possible Entry Dates are the beginning of the Offering Period or the beginning of a Purchase Period within that Offering Period.

k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1)	“Exercise Date” shall mean the last business day of each Purchase Period during the Offering Period.

m)	“Fair Market Value” shall mean (a) for so long as the Common Stock is listed on the New York Stock Exchange or any other national stock exchange, the closing price for such stock as quoted on such exchange on the given date (or if there are no sales for such date, then for the last preceding business day on which there were sales), (b) if the Common Stock is traded in the over-the-counter market, the closing price as reported by NASDAQ for the given date (or if there was no quoted price for such date, then for the last preceding business day on which there was a quoted price), or (c) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder.

n)	“Offering Date” shall mean the first business day of each Offering Period of the Plan.

o)	“Offering Period” shall mean a period of one (1) year commencing on January 1 of each year except as otherwise indicated by the Company.

p)	“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

q)	“Plan” shall mean this Carriage Services, Inc. 2007 Employee Stock Purchase Plan.

r)	“Purchase Period” shall mean a period of three (3) months beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise indicated by the Company.

s)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
3.	Eligibility.
a)	Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Sections 5(a) and 10 and the limitations imposed by Section 423(b) of the Code. An Employee may enter at the beginning of the Offering Period or at any Entry Date within the Offering Period at which he/she remains an Employee.

b)	Any person who first becomes an Employee after the Offering Date of a given Offering Period may enter that Offering Period at any Entry Date during that Offering Period on which he/she remains an Employee.

c)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.	Offering Periods and Purchase Periods.
a)	The Plan shall be implemented by a series of Offering Periods each of one (1) year duration, with new Offering Periods commencing on January 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

b)	Each Offering Period shall consist of four three-month Purchase Periods, beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise indicated by the Company.
5.	Participation.
a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office (or at such other place as the Company may determine) prior to the applicable Offering Date or Entry Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the whole number percentage of the participant’s Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan. The Company may establish equivalent alternative procedures for enrollment.

b)	Payroll deductions shall commence on the first payroll following the Offering Date or Entry Date and shall end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that any payroll paid within five (5) business days preceding the Exercise Date will be included in the subsequent Purchase or Offering Period. If a payroll is included in a subsequent Offering Period, the amount of such payroll deductions shall be taken into account for the subsequent Offering Period when computing the limitations provided in Section 3(c), 6(c) and 7(a).
6.	Method of Payment of Contributions.
a)	The participants shall elect to have payroll deductions made on each payday, after his or her Entry Date, during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (in whole number increments) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

b)	A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

c)	Notwithstanding the foregoing, no participant may make payroll deductions during any year in excess of $21,250.
7.	Grant of Option.
a)	On the Offering Date of each Offering Period, or on the Entry Date if later, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contribution accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Employee’s Entry Date, or (ii) eighty-five percent (85%) of the Fair Market Value of the Company’s Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 5,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Section 3(c) and 12. However, for each participating

Employee whose Entry Date is subsequent to the Offering Date, the clause (i) amount shall in no event be less than 85% of the Fair Market Value per share on the Offering Date.

b)	The option price per share of the shares offered in a given Purchase Period of an Offering Period shall be the lower of (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date of that Purchase Period. For Employees whose Entry Date is subsequent to the Offering Date, the amount in clause (i) shall be the higher of (a) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Offering Date and (b) 85% of the Fair Market Value per share of the Common Stock of the Company on the Employee’s Entry Date.
8.	Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of an Offering Period, and the maximum number of whole shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on that Exercise Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery. As promptly as practicable after each Exercise Date of an Offering Period, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on the Exercise Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10.	Voluntary Withdrawal; Termination of Employment.
a)	A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to two (2) business days prior to an Exercise Date of an Offering Period by completing a Company approved notification. All of the participant’s Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

b)	Upon termination of the participant’s Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

c)	Should a participant voluntarily withdraw from participation during an Offering period, the participant will not be eligible to participate in the Plan until the beginning of the next Offering period.
11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.	Stock.
a)	The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b)	A participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

c)	Shares to be delivered to a participant under the Plan will be registered in the “Street Name” of a Company approved broker.
13.	Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.	Designation of Beneficiary.
a)	A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b)	Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15.	Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect except that the Company may treat such act as election to withdraw funds in accordance with Section 10.

16.	Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.	Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

a)	Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b)	Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a percent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the even of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that this or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the. per share consideration received by holders of Common Stock and the sale of assets of merger.
19.	Amendment or Termination.
a)	The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

b)	Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
20.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares.
a)	Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b)	As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

c)	Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

d)	The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a participant of any Common Stock acquired pursuant to the Plan. The Company may require a participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such participant.
22.	Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. The Plan shall be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

ANNUAL MEETING OF STOCKHOLDERS OF
CARRIAGE SERVICES, INC.
May 22, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê

20230300000000000000 4	052407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF TWO CLASS II DIRECTORS for a three-year term ending at the 2010 Annual Meeting of Stockholders.					2. 3.	Approve the 2007 Employee Stock Purchase Plan. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2007.	☐ ☐	☐ ☐	☐ ☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Vincent D. Foster Gary L. Forbes
					4.	In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments(s) thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CARRIAGE SERVICES, INC.
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Stockholders on May 22, 2007
     The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Joseph Saporito, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 22, 2007 and at any adjournment(s) thereof, on all matters coming before said meeting.
      The Board of Directors recommends a vote FOR each of the proposals as stated on the reverse side of this proxy card and, unless a contrary choice is specified, this proxy will be voted FOR each of such proposals.
(Continued and to be signed on the reverse side)

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